VOICED Media, Inc.

VOICED Media powers the future of social media & shopping. It owns the VOICED platforms. VOICED is a social app for free expression & real conversation, available now on iOS, Android, & web. VOICED Market is a marketplace for small businesses & global brands. Together, they help everyone thrive.


VOICED Media
The Future Of Social Media And Shopping
VOICED®
Every Voice Matters®
Download on the App Store
GET IT ON Google Play
VOICED®
EVERY VOICE MATTERS®
VOICED MARKET®
Better purchases matter®
Your status has been pub
Success, your story has bee
Featured Listings
Shop All Categories

Invest

$100 minimum investment

DEADLINE: July 11, 2025

in 2 months

SHARE PRICE

$2.50

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$670

VALUATION THIS ROUND

$25,000,003

Reg CF offering provided by Netcapital Funding Portal Inc.

WHO WE ARE

Where We Are Now

$1,300,436
Revenue For 2024

134,000+
Monthly Average Visits
*Monthly average visits for 2024 (1/1/24-12/31/24)

150+
Advertisers

6,000+
Registered Users

50,000+
Social Media Followers

20,000+
Email Newsletter Contacts

4
Registered Trademarks:
VOICED, VOICED MARKET
Every Voice Matters, Better Purchases Matter

Where We Want To Go: Giving Every Voice & Idea A Platform & Unlocking Freedom For All

Our Story

The VOICED app launched on the App Store and Google Play in 2025. VOICED is now available on iOS, Android, and the web.

We're giving every person on this planet a voice through **VOICED**


Post a quick status up to 300 characters
Create stories to connect with your audience
9:41
VOICED
EVERY VOICE MATTERS
Society
Mind & Body
Him & Her
Post a Status
What's on your mind...
Your Status Update
Published Mar. 10
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy
25
3
1
Marilyn Gouse
Published Mar. 8
UnlockYour Full Potential: The Science Behind Optimizing Your Workout Rout...
Embarking on a fitness journey is a transformative experience that goes beyond physical appearance--it's abou...
Read More
25
3
1
Cristofer Siphror
Published Mar. 6
Home
Newsfeed
Showcase
Settings
9:41
Create Story
Here's Why I Think We Have Nutrition All Wrong
In today's world, the landscape of nutrition is more confusing than ever. With countless diets, conflicting advice, and a...
Edit
Preview
Upload a featured image
Pick the image that will show up with your story
Required
Choose a story topic
What topic is your story?
Create up to two story tags
Add up to two tags for your story
Publish Story
Save Draft

We're helping every idea thrive through VOICED MARKET

VOICED Market is live for the public.
Business owners can now join the VOICED Market waitlist to create their shop pages, and list their products and services.

Merchants in various verticals

Personalized shop page


Make **better** purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
Money Marketplace
Food & Dining
Entertainment
Business
Online Services
Fitness & Diet
Shop All Categories
Featured Listings
94% Off
Custom Canvas Prin...
$150 Bank Accou
Signup Bonus
$1.99


9:41
VOICED MARKET
See all photos
Burgers, Burgers, Burgers
Follow 900k
4.1 Stars
12 Reviews
Share
Website
Phone
Message business
About this business
Welcome to Burger Burger Burgers, where our passion for burgers knows no bounds! Nestled in the heart of the vibrant city, we've taken ...
Read more

The Problem & Opportunity

The 3 B's That Are Plaguing Social Media And Society:

Bias Bots BS

Fake users, algorithmic manipulated newsfeeds, and a flood of misinformation are distorting conversations, dividing the world, and killing trust.

The Solution

All Voices Should Have A REAL Voice

- **Real humans:** Our small one-time activation fee helps keeps bots, trolls, and spam out.
- **No Echo Chambers. No Bias:** Real conversations, not algorithm bias.
- **Speak Freely:** No shadow bans, no silent suppression.
- **Cutting The BS:** Designed to limit fake conversation and engagement.

VOICED activation process to help reduce bots, trolls, and spam.


9:41
Settings
Complete pending phone verification
Verify Now
Verify your email to activate your account.
Verify Now
Account
Profile
Notifications
Subscriptions
My Stats
Payment Information
About
Other Options
Help Center
Legal
Deactivation
9:41
Activation
Activate your Account
VOICED has a one-time activation fee to cut out bots, trolls, and to help verify that it's a real person using the account. We want VOICED to have the most authentic conversation possible.
Learn More
$1.00 One-Time Activation Fee
Free Version
$5.00 (80% Off)
Everything in Free
Change your username
Allow followers on VOICED, follow voices you like
Publish your own posts (stories, statuses, comments + more!)
VOICED
Activated Account
80% off
Activate Account


9:41
My Profile
Activated Account
Cheyenne Stanton
@cheyennestanton
Los Angeles, CA
1,005
Followers
54
Following
Follow
Bio
Hey there! I'm Cheyenne, a wanderlust-filled adventurer, passionate foodie, and avid music enthusiast based in the vibrant city of Los Angeles, CA. I love exploring new places, trying out different cuisines, and immersing myself in live music. When I'm not traveling or at a concert, you can find me experimenting in the kitchen, capturing life's beautiful moments through my camera lens, or enjoying the great outdoors. Join me as I share my journey of life, travel, and tasty discoveries. 🌍🍕🎶
Recent Posts
Recent Activity
Your Status Update
Published Mar. 10

VOICED®

Every Voice Matters®

Built For Real Conversation, For Real People.


9:41
VOICED®
EVERY VOICE MATTERS®
Your status has been published
What's on your mind...
Chris Vaughn
Published Mar. 10
Engaging in open and thoughtful discussions about our shared values and concerns is crucial for a healthy democracy
25
3
1


9:41
VOICED®
EVERY VOICE MATTERS®
Success, your story has been published!
Marilyn Gouse
Published Mar. 8
UnlockYour Full Potential: The Science Behind Optimizing Your Workout Rout...
Embarking on a fitness journey is a transformative experience that goes beyond physical appearance--it's abou...
Read More
+ Create Story
Drafts
Published
Trash

VOICED Market Opportunity



Join Now!
Join VOICED Market as a merchant to help drive growth and take your business to the next level.
Your Full Name
Business Name
Business Zip Code
Business Phone Number
Website URL
Business Email
Merchant Username
Join Merchant Account Waitlist
9:41
VOICED MARKET
Merchant Portal
Listing Stats
All Time
500
Clicks
31
Reviews
9:41
Merchant Portal
My Shop
voicedmarket.com/burgerburgersburgers
Respond to comments and preview your shop page
See all photos
Burgers, Burgers, Burgers
Follow 900k
4.1 Stars
12 Reviews
Share
Website
Phone
Message business
About this business

33.1m *

Small businesses in United States

359m **

Companies worldwide in 2023

5.5m ***

Record breaking new businesses were started in 2023

99.9% ****

Percentage of American businesses that are small businesses

VOICED Market Is The Marketplace For Creators And Businesses Big And Small

- ✓ Win Win for creators, businesses, and VOICED Media.
- ✓ Sales opportunities for creators and business owners on VOICED Market.
- ✓ Revenue opportunities for VOICED Media from VOICED Market merchants and advertisers.

VOICED MARKET®

Better Purchases Matter®

Shop small and big businesses from your community and around the globe.



Make better purchases.
Shop small businesses, freelancers, entrepreneurs, and brands you love from your community and around the globe.
Money Marketplace
Food & Dining
Entertainment
Business
Online Services
Fitness & Diet
Shop All Categories



Explore the marketplace →
Empowering financial freedom
Shop the Money Marketplace

VOICED Market dashboard for registered users
For Businesses and Creators: List your products or services on VOICED Market
Join The Merchant Portal Waitlist
Better purchases matter
Account Dashboard
5 Offers
My Offers
Account Info
Notification Settings
10 Pins
My Pins
Shop our deals
Explore the marketplace →
Empowering financial freedom
Shop the Money Marketplace →
Join Now!
Join VOICED Market as a merchant to help drive growth and take your business to the next level.
Your Full Name
Business Name
Business Zip Code
Business Phone Number
Website URL
Business Email
Merchant Username
By clicking "Join Merchant Account Waitlist" to create an account, you agree to VOICED Market's Terms of Use and Privacy Policy.
Join Merchant Account Waitlist
See all photos
Burgers, Burgers, Burgers
Follow 900k
4.1 Stars
12 Reviews
Share
Website
Phone
Message business
About this business



The Ecosystem

VOICED & VOICED MARKET
Are A Powerful Ecosystem

VOICED Market creators and businesses gain access to potential customers on VOICED.

VOICED Market in the VOICED Newsfeed


9:41
VOICED
EVERY VOICE MATTERS
Cryptocurrency
Mind & Body
Show more topics
Post a Status
What's on your mind...
From VOICEDMARKET
EFGHIJK
LMNOP
QRSTUV
WXYZ
Helvetica
Up To 94% Off
Custom Canvas Prin...
$35.00 $1.99
$150 Bank Account
Signup Bonus
Your Status Update
Published Mar. 10, 2023
Check out the hike I went on today!
Home
Newsfeed
Showcase
Settings

And That's Not All! Building A Financial Powerhouse

VOICED Media has advertising agreements with more than 100 financial and business brands.

Financial advertisers on the VOICED platforms:


9:41
VOICEDMARKET®
Better purchases matter®
Search VOICED Market
Money Marketplace
The VOICED Market money marketplace is on a mission to empower people around the globe to financial freedom.
Personal loans
Homeowners Insurance
Saving Accounts
Life Insurance
Mortgage Refinance
Auto Insurance
My Money Offers
Business Insurance


9:41
VOICED
EVERY VOICE MATTERS
Cryptocurrency
Mind & Body
Show more topics
Post a Status
What's on your mind...
From VOICEDMARKET
Compare Auto Insurance Rates In...
$150 Bank Account Signup Bonus
$150.00 Free
Jaxson Kenter
Published Mar. 10
Let's Move! Campaign
"Let's Move!" partnered with schools, communities, and various organizations to create a supportive environment for...
Read More
Home
Newsfeed
Showcase
Settings

And on our Wall Street Insanity personal finance and business publication:


9:41
Wall Street Insanity
Making Money Less Insane
15 Ways To Save Money For A House
When You Should And Shouldn't Use A Credit C
14 Ways To Save Money
Gas You May Not Have Thought Of
These Are the Best And W
States For Remote Work
How To Save Money On
9:41
Wall Street Insanity
Make Money
Save Money
Loans
Insurance
Mortgages
Banking
Debt
Credit
Business Loans
Business Marketing

Current Revenue Opportunities For VOICED Media

- ✓ Advertising
- ✓ VOICED one-time activation fee
- ✓ VOICED subscriptions for additional web and app add-on features

... And more to come

MEET THE TEAM



Jason Jadidian

Founder, and CEO

Jason Jadidian is the Founder, Chairman, and CEO of Voiced Media, Inc. In this role, Jason Jadidian is responsible for leading the organization's strategic direction. Managing day-to-day operations, including but not limited to, overseeing product development and design, building business relationships, and marketing.



Djordje Kuzmanovic*

Lead Frontend Engineer

Djordje Kuzmanovic is the Lead Frontend Engineer at VOICED Media. Djordje Kuzmanovic is a frontend architect specializing in React.js with full-stack developer capabilities. With experience in building and scaling modern web applications, Djordje is skilled in creating robust, user-friendly solutions. Combining technical knowledge with a strategic mindset, Djordje focuses on designing and implementing scalable, high-performance frontend architectures.



Igor Miazek*

Senior Full-Stack Engineer & DevOps

Igor Miazek is a senior full-stack engineer with expertise in software architecture, team leadership, and DevOps. With a deep technical background in building and scaling complex applications, he has skills across front-end and back-end development. Igor is adept at guiding teams through the entire software lifecycle, from architectural planning and design to deployment and optimization, and is skilled in integrating DevOps practices to streamline processes. His experience spans leading development teams and architecting robust, scalable solutions, showcasing a comprehensive approach to delivering efficient, high-quality software systems.



Aleksander Walkowski*

Senior Backend Engineer

Aleksander Walkowski is a senior backend engineer at VOICED Media. He specializes in building efficient and scalable systems and works mainly with Python using frameworks like Django, FastAPI, and Flask. Outside of work, he's a tech and gym enthusiast.

**Independent contractors*

SOURCES

*The monthly average number of visitors was calculated by adding up total users as reported by Google Analytics across VOICED Media properties for year 2024 and dividing by 12.

VOICED Market Opportunity Sources:

*U.S. Small Business Administration Office of Advocacy

**Statista

***U.S. Chamber of Commerce

****U.S. Small Business Administration Office of Advocacy

DISCLAIMER

Images include fictitious names and content created for demonstration purposes only. Some images displayed are not yet live, and could potentially change.

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Legal Fees	$7,000	0.6%
Marketing & Sales	$370,499	30.0%
Research & Development (Inc. Payroll & Contractors)	$617,499	50.0%
General & Administrative	$179,487	14.5%
Intermediary fees	$60,515	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Voiced Media, Inc. dba VOICED Media, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of July 11, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,494,001 shares
× $2.50 per share
$26,235,003 implied valuation

FINANCIALS

VOICED Media, Inc.'s official name is Voiced Media, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 28, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook

UPDATES

Mar 28, 2025 • Filed Form C

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